UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2012

EMISPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17758	13-3306985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Cedar Knolls Road, Suite 200, Cedar Knolls, New Jersey	07927
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-532-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On September 17, 2012, Emisphere Technologies, Inc. (the “Company”) announced that Alan L. Rubino has been appointed to the position of President and Chief Executive Officer of the Company, effective September 13, 2012. Pursuant to his appointment, Mr. Rubino entered into an Employment Agreement with the Company dated September 13, 2012 (the “Employment Agreement”).

Mr. Rubino is 58 years old, and his career spans over 30 years at every level of the biopharmaceutical industry. From October 2010 until July 2012, he served as Chief Executive Officer and President of New American Therapeutics, Inc., where he and his team presided over a venture that was focused on the acquisition, marketing, and ultimate sale of Denavir, a leading Rx topical therapeutic for HSV-1 cold sore treatment. From February 2008 to September 2010, Mr. Rubino was CEO and President of Akrimax Pharmaceuticals, where he acquired two Rx launch products, NitroMist and Tirosint, which are actively marketed and in growth phases today. Prior to 2008, he was President and Chief Operating Officer of the Pharmos Corporation, which was a development-stage publicly-held firm, where he led the transformation of the company through the acquisition of Vela Pharmaceuticals. Mr. Rubino also spent four years in senior executive leadership positions on the strategic services side at both Cardinal Health and PDI, Inc., both public companies that provided high-level outsourcing offerings to the pharmaceutical industry. A major portion of Mr. Rubino’s career includes twenty-four years spent at Hoffmann-La Roche, where he served as a corporate officer and member of the US Executive Committee and held a variety of key senior executive positions with broad general management responsibilities leading major business units and operations, marketing, business development, alliance management, human resources, and supply chain/manufacturing. At Hoffmann-La Roche, Mr. Rubino led many key top level executive initiatives and presided over numerous commercial product launches across a spectrum of therapeutic areas, including the introduction of the world’s first biological product in Roferon-A [alfa-interferon 2a]. Currently, Mr. Rubino serves of the boards of Aastrom Biosciences [ASTM], Genisphere, Inc., and the Rutgers Business School Board of Advisors.

The Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein, provides as follows:

•

The effective date of the Employment Agreement is September 13, 2012. The initial term of the Employment Agreement is three years, and the agreement will automatically renew for additional one-year terms unless either party provides notice of non-renewal to the other party at least six months prior to the end of the initial term or any renewal terms.

•	The Employment Agreement provides for an annual base salary of $400,000, with eligibility to receive an annual bonus of up to $200,000.

•

Pursuant to the Employment Agreement, Mr. Rubino received a qualified stock option (the “Option”) to purchase up to 2,000,000 shares of the Company’s common stock (“Rubino Option Shares”) in accordance with the Company’s 2007 Stock Award and Incentive Plan (the “2007 Plan”). A total of 500,000 Rubino Option Shares will vest on January 1, 2013, and have an exercise price equal to the fair market value of a share of the Company’s common stock on September 13, 2012, the date of the grant. A total of 500,000 Rubino Option Shares will vest on September 13, 2014, and have an exercise price of $0.25 per share. A total of 500,000 Rubino Option Shares will vest on September 13, 2015, and have an exercise price of $0.75 per share. The final 500,000 Rubino Option Shares will vest on September 13, 2016, and have an exercise price of $1.00 per share. The vesting of the Rubino Option Shares is subject to Mr. Rubino’s continued employment with the Company, except in the event of his termination by the Company without Cause or by Mr. Rubino for Good Reason within 12 months of a Change of Control (as such terms are defined in the Employment Agreement), in which case all of the Rubino Option Shares vest immediately and remain exercisable for the remainder of the originally scheduled term. The incentive stock option agreement issued to Mr. Rubino in connection with the grant of the Option reflecting these and other terms (the “Option Agreement”) is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

•

Additional benefits provided to Mr. Rubino pursuant to the Employment Agreement include participation in the Company’s other employee benefits programs made available to similarly situated employees and an automobile allowance of up to $1,000 per month.

•

The Employment Agreement provides that the Company will use its commercially reasonable efforts to ensure that Mr. Rubino is elected as a director of the Company within a reasonable time following the execution of the Employment Agreement and that he remains a director for the duration of his employment relationship with the Company.

•

Pursuant to the Employment Agreement, upon termination by the Company without Cause or by Mr. Rubino for Good Reason (as such terms are defined in the Employment Agreement), Mr. Rubino is entitled to (in addition to other separation benefits described in the Employment Agreement) severance payments equal to his base salary for 12 months, except in the case of termination by the Company without Cause or termination by Mr. Rubino for Good Reason within 12 months following a Change of Control (as such terms are defined in the Employment Agreement), in which case Mr. Rubino is entitled to severance payments equal to his base salary for 18 months.

In connection with his appointment as President and Chief Executive Officer of the Company and the contractual terms of the Employment Agreement, and based on Mr. Rubino’s relevant background and experience as discussed above, the Company’s Board of Directors (the “Board”) elected Mr. Rubino to the Board, effective as of the date of the Employment Agreement. Mr. Rubino will join the Board as a Class II Director, with a term expiring at the annual meeting of stockholders of the Company to be held in 2013.

The foregoing descriptions of the Employment Agreement and the Option Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1 and 10.2 respectively.

Additional information regarding this event is set forth in the Company’s press release dated September 17, 2012, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Compensation for Chairman of the Board

On September 13, 2012, in connection with the appointment of Timothy Rothwell as the Chairman of the Board, and upon the recommendation of the compensation committee of the Board, the Board approved the following compensation for Mr. Rothwell for his service as Chairman:

•	An annual fee of $180,000, to be paid in twelve equal monthly installments of $15,000 each.

•

A grant on September 13, 2012 of a non-qualified option (the “Initial Rothwell Option”) to purchase 175,000 shares of the Company’s common stock (the “Common Stock”) in accordance with the 2007 Plan at a purchase price equal to the market price of the Common Stock on the date of said grant, such options to vest on January 1, 2013. The form of non-qualified option agreement issued to Mr. Rothwell in connection with the Initial Rothwell Option was previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on May 17, 2010, and is incorporated herein by reference.

•

On each of the first, second, and third anniversary of the grant of the Initial Rothwell Option, an additional grant of a non-qualified option to purchase 175,000 shares of the Common Stock in accordance with the 2007 Plan, at a price equal to the market price of the Common Stock on the date of said grant, such options to vest immediately on such date.

In connection with his appointment as Chairman of the Board, Mr. Rothwell resigned from the audit committee of the Board, effective immediately.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Employment Agreement, dated September 13, 2012, between Alan L. Rubino and the Company

10.2	Incentive Stock Option Agreement, dated September 13, 2012, between Alan L. Rubino and the Company

10.3	Form of Non-Qualified Stock Option Agreement under the Emisphere Technologies, Inc. 2007 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on From 10-Q, as filed with the Securities and Exchange Commission on May 17, 2010)

99.1	Press Release of the Company dated September 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

September 17, 2012	By:	/s/ Michael R. Garone
Name: Michael R. Garone Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated September 13, 2012, between Alan L. Rubino and the Company

10.2	Incentive Stock Option Agreement, dated September 13, 2012, between Alan L. Rubino and the Company

10.3	Form of Non-Qualified Stock Option Agreement under the Emisphere Technologies, Inc. 2007 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on From 10-Q, as filed with the Securities and Exchange Commission on May 17, 2010)

99.1	Press Release of the Company dated September 17, 2012